                                  Exhibit 21.1


                           K-Tron International, Inc.
                            List of Subsidiaries*


                                                                            State or Jurisdiction
                           Name of Subsidiary                                 of Incorporation
                           ------------------                                 ----------------
           K-Tron Investment Co. . . . . . . . . . . . . . . . . . .              Delaware
                      K-Tron America, Inc. . . . . . . . . . . . . .              Delaware
                      K-Tron Asia Pacific Pte Ltd  . . . . . . . . .              Singapore
                      K-Tron (Switzerland) Ltd.  . . . . . . . . . .             Switzerland
                           K-Tron Deutschland GmbH . . . . . . . . .               Germany
                           K-Tron France S.a.r.l.  . . . . . . . . .               France
                           K-Tron Great Britain Ltd. . . . . . . . .               England
           K-Tron Technologies, Inc. . . . . . . . . . . . . . . . .              Delaware

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*   Pursuant to applicable Securities and Exchange Commission
regulations, the Registrant has omitted those subsidiaries which, when considered in the aggregate as a single subsidiary, would not have been considered a significant subsidiary as of the end of fiscal year 1995.